Exhibit 10.26

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “[XX]”.

TRANSLATION

HYDRO QUÉBEC	Contract

Supplier No.: OA 104 18850	Contract:	4600010831

Supplier	Call for tenders:	6100098418
	Request for proposals:	11954845
PIONEER TRANSFORMERS LTD.		yyyy/mm/dd
612 BERNARD ST., P.O. BOX 272	Date of issue:	2006/04/01
GRANBY QC J2G 8E5

Attention: Raymond Haddad
Phone: 450-378-9018 # 309 Fax: 450-378-0626

Billing must be as stipulated in this document.

Contract term	Ship to:
yyyy/mm/dd to yyyy/mm/dd
2006/04/01 2008/03/31
FOB Point: Destination, prepaid
Terms of payment NET 30 DAYS

For information Phone Marc Desautels 514-840-3000 ext. 6765	(sgd) Marc Desautels
Authorized representative

GENERAL CONDITIONS

SUPPLY

(Revised March 2005)

Table of Contents

1.	DEFINITIONS
A.	Request for proposals
B.	Contract amendment
C.	Notice of award
D.	Goods
E.	Not used
F.	Contract
G.	Not used
H.	Supplier
I.	Not used
J.	Material
K.	Equipment
L.	Contract price
M.	Proposal
M.	Subcontractor
O.	Work
P.	Plant
2.	GENERAL PROVISIONS
A.	Interpretation of contract
B.	Assignment of contract
C.	Standards
D.	Advertising and requests for information
E.	Place of execution of contract
F.	Representatives of the parties and communications
G.	Confidentiality
H.	Language of work and communications
I.	Due dates
J.	Notice of default
3.	NOT USED
4.	CONTROL OF WORK

A.	Scope of contract
B.	Subcontracting
5.	RIGHTS TO USE OF GOODS
6.	AUTHORITY OF HYDRO-QUÉBEC REPRESENTATIVE
A.	Administration of contract
B.	Inspection, control and supervision of work
7.	EXECUTION OF WORK
A.	Not used
B.	Not used
C.	Drawings and lists provided by the supplier
D.	Technical notices
E.	Rating plates
F.	Not used
G.	Delay attributable to Hydro-Québec
H	Changes to contract
I.	Not used
J.	Not used
K.	Not used
L.	Ownership
M.	Not used
N.	Not used
O.	Packaging
P.	Shipping
8.	NOT USED
9.	GOODS, MATERIALS AND EQUIPMENT
A.	Origin, quality and implementation of materials
B.	Not used
C.	Goods, materials and equipment made available to the supplier by Hydro-Québec
10.	NOT USED
11.	LIABILITY OF THE SUPPLIER
12.	CONTROLLED PRODUCTS
13.	ENVIRONMENTAL PROTECTION
14.	PAYMENT
15.	GUARANTEE ON LABOUR AND MATERIALS
16.	NOT USED
17.	NOT USED
18.	DEFAULT – TERMINATION

A.	Default by supplier
B.	Withdrawal of work from the supplier
C.	Contract termination
D.	Not used
19.	NOT USED
20.	RELEVANT DOCUMENTS
A.	Accounting principles
B.	Retention period
C.	Right to inspect

1.           DEFINITIONS

When used in this contract, unless the context otherwise requires, the following terms shall have the following meanings:

(a)           REQUEST FOR PROPOSALS

The document remitted by Hydro-Québec for purposes of obtaining a bid or proposal.

(b)            CONTRACT AMENDMENT

A document signed by Hydro-Québec and the supplier the purpose of which is to amend the contract.

(c)           NOTICE OF AWARD

The document by which Hydro-Québec informs the supplier that is has been awarded the contract.

(d)           GOODS

The goods the supplier must supply pursuant to the contract.

(e)           NOT USED

(f)           CONTRACT

The contract consists of the following documents:

-	The request for proposals document and its addenda;

-	The supplier’s proposal accepted by Hydro-Québec;

-	The notice of award;

-	The contract amendments.

(g)           NOT USED

(h)           SUPPLIER

The person to whom the contract is awarded.

(i)           NOT USED

(j)           MATERIAL

Anything incorporated in the goods to be supplied or consumed to perform the contract.

(k)           EQUIPMENT

All of the tools, plant, instruments, devices, machines, vehicles, structures and installations required for the performance of the work or the maintenance of the goods to be supplied and which are not incorporated in the goods.

(l)           CONTRACT PRICE

All of the stipulated prices, unit prices and other remuneration provided for in the contract, subject to such adjustments as may be made pursuant to the provisions of the contract.

(m)           PROPOSAL

The supplier’s bid or proposal.

(n)           SUBCONTRACTOR

Any person to whom the supplier entrusts the performance of work or the supply or manufacture of materials or equipment.

(o)           WORK

All of the goods the supplier must supply and the activities it must carry on to perform the contract, in particular the design, manufacture and delivery of the goods covered by the contract.

(p)           PLANT

The place where the goods are manufactured or assembled.

2.           GENERAL PROVISIONS

A.           INTERPRETATION OF CONTRACT

In the event of ambiguity or contradiction between the various documents constituting the contract, they shall prevail in the following order of precedence:

-	The notice of award;

-	The proposal accepted by Hydro-Québec;

-	The instructions to tenderers;

-	The specific clauses;

-	The general clauses;

-	The specific technical clauses;

-	The specific drawings;

-	The general or standardized technical clauses;

-	The standardized drawings.

Large-scale drawings shall prevail over smaller-scale drawings.

B.           ASSIGNMENT OF CONTRACT

The supplier shall not assign the contract without the prior written consent of Hydro-Québec’s representative.

C.           STANDARDS

Where the contract refers to standards, such reference shall mean the standards in force on the date the proposals are submitted.  In the event of ambiguity or contradiction between the contract and such standards, the more stringent document shall prevail.

D.           ADVERTISING AND REQUESTS FOR INFORMATION

The request for proposals document and all other information communicated to the supplier in connection with the contract shall remain the property of Hydro-Québec and shall not be used for any purpose other than the performance of the contract.

Any advertising intended by the supplier concerning the contract shall be subject to approval by Hydro-Québec’s representative.  This shall apply to all means of advertising, such as signs and billboards, and to all written and electronic media.

All requests for information concerning the contract or the work from any written or electronic media or from any other person shall be forwarded to Hydro-Québec’s representative.

E.           PLACE OF EXECUTION OF CONTRACT

The parties agree that the contract was executed in Montreal and shall be governed by the applicable laws of Quebec and that any dispute arising from its performance shall be under the exclusive jurisdiction of the courts of Quebec.

F.           REPRESENTATIVES OF THE PARTIES AND COMMUNICATIONS

Each party shall appoint a representative who shall have the power to act on its behalf. The parties shall advise each other in writing of the names of their respective representatives and of their replacements, as the case may be.

Each party’s representative shall have the requisite authority and power to see to the performance of the contract and to handle and decide any matter related thereto.

Any communications between Hydro-Québec and the supplier regarding the contract shall be in writing and be addressed to the other party’s representative.

G.           CONFIDENTIALITY

The supplier shall protect the confidentiality of the information communicated to it by Hydro-Québec in connection with the performance of the contract.

H.           LANGUAGE OF WORK AND COMMUNICATIONS

The language of work shall be French.  All written and oral communications pertaining to the contract shall be in French.  All documents or drawings the supplier remits to Hydro-Québec shall be drafted in French.

I.           DUE DATES

Unless otherwise stipulated in the contract, all due dates shall be calculated from the date the supplier receives the notice of award.

In computing any due date established under the contract:

-	The day that marks the start date shall not be counted, but the due date shall;

-	Saturdays, Sundays and statutory holidays shall be counted, but if the last day is a Saturday, Sunday or statutory holiday, the due date shall be postponed to the next business day.

J.           NOTICE OF DEFAULT

If the contract establishes a due date for the performance of an obligation, the parties shall be put in default by the mere lapse of time.

3.           NOT USED

4.           CONTROL OF WORK

A.           SCOPE OF CONTRACT

In the framework of this contract, the supplier shall perform all the activities required for the design, manufacture and delivery of the goods covered by the contract, except as expressly excluded in the Specific Clauses.

B.           SUBCONTRACTING

The supplier agrees that any subcontracts shall be subject to the provisions of this contract.

5.           RIGHTS TO USE OF GOODS

The supplier agrees to obtain and assign to Hydro-Québec all rights required to permit the use of the goods for the purposes for which they are intended and, as the case may be, their maintenance, repair or reconditioning.

These rights shall include copyright and rights contemplated by the laws respecting industrial drawings, trade-marks, patents and integrated-circuit topography.

6.           AUTHORITY OF HYDRO-QUÉBEC REPRESENTATIVE

A.           ADMINISTRATION OF CONTRACT

Hydro-Québec’s representative shall be responsible for administering the contract on Hydro-Québec’s behalf and shall have the authority to do so.

B.           INSPECTION, CONTROL AND SUPERVISION OF WORK

At any time, Hydro-Québec’s representative may inspect the supplier’s work and check its quality.  For such purposes, he shall have access to any place where the goods are manufactured and to the materials required for the performance of the contract.

The trials, tests and checks required under the contract or prescribed by the laws and regulations in force shall be carried out in the presence of Hydro-Québec’s representative and the supplier shall be responsible for giving him sufficient advance notice to be able to attend.

7.           EXECUTION OF WORK

A.           NOT USED

B.           NOT USED

C.           DRAWINGS AND LISTS PROVIDED BY THE SUPPLIER

The supplier shall submit to Hydro-Québec’s representative, for his verification, the detailed or general drawings required to validate the manufacture, operation, assembly and disassembly, start-up, utilization and maintenance of the goods.  The supplier shall also give Hydro-Québec the lists relating to the drawings: e.g. lists of materials, connections, terminations, settings, spare parts, special tools, etc.

The supplier shall give Hydro-Québec’s representative the requisite number of copies.  The drawings and lists shall be submitted on a timely basis so as not to delay the progress of the work, while allowing Hydro-Québec’s representative twenty (20) business days from receipt of the drawings and lists to review them.

Every drawing or list or copies thereof remitted to Hydro-Québec shall remain the property of Hydro-Québec, which may utilize them as it sees fit.

Drawings shall be prepared in accordance with the requirements and recommendations of sections 1 to 10 of standard B78.5-93 “Computer-Aided Design Drafting (Buildings)” of the Canadian Standards Association (CSA/ACN).  All notations on the drawings and lists shall be in French and dimensions shall be in the SI system.

When Hydro-Québec’s representative verifies the supplier’s drawings or lists, it means that Hydro-Québec’s representative has found that the proposed elements and systems are consistent with the object of the contract. But it in no way means that the supplier’s drawings or lists that were submitted or provided meet the requirements of the contract in every respect.

Work begun without the submission and verification of the drawings and lists as aforesaid may be refused by Hydro-Québec’s representative.  The costs incurred shall be borne by the supplier.

D.           TECHNICAL NOTICES

To permit the operation, maintenance and reconditioning of the goods by Hydro-Québec, the supplier shall, in accordance with the stipulations in the Specific Clauses, prepare technical notices describing in detail the construction and recommended methods for the assembly, disassembly, maintenance and operation of the goods and a list of all spare parts.  The said notices shall include all appropriate bulletins and the instructions prepared by the manufacturers of the parts incorporated in the goods.

E.           RATING PLATES

The rating plates on the goods shall be in French.  Warning notices shall be in French and English.

F.           NOT USED

G.           DELAY ATTRIBUTABLE TO HYDRO-QUÉBEC

If an incident attributable to Hydro-Québec causes delay in the performance of the contract, the supplier shall be entitled to an extension of the performance period, on the express condition that it makes a written request therefor to Hydro-Québec’s representative no later than fifteen (15) days after the incident warranting such a request. The request shall specify the nature of the incident and its impact on the work performance period.

Absent such notice within the aforesaid period, the supplier waives the right to an extension of the performance period.

H.           CHANGES TO CONTRACT

Hydro-Québec may, until the end of the contract, make changes to the contract and demand their performance by the supplier.

The supplier shall not proceed with any changes before signing a contract amendment specifying the nature of the change, the method of payment and the performance period.  However, in the event of an emergency or a disagreement over the terms of the contract amendment, the supplier shall promptly proceed with any change demanded by Hydro-Québec’s representative in writing.

Changes shall not entail any extension of the contractual periods unless expressly mentioned in the contract amendment. Any change to the size of the contract or its terms of performance made or authorized by Hydro-Québec shall entitle the supplier or Hydro-Québec to obtain a revision of the contract prices to account for the increase or decrease (as the case may be) in costs due to such change.

I.           NOT USED

J.           NOT USED

K.           NOT USED

L.           OWNERSHIP

All of the goods covered by the contract shall become the property of Hydro-Québec as they are progressively fabricated.  However, the supplier shall be responsible for their custody and control and any liability arising therefrom until they are received by Hydro-Québec.

M.           NOT USED

N.           NOT USED

O.           PACKAGING

To facilitate handling and protect the goods during shipping and storage, the goods shall be packaged in accordance with Hydro-Québec’s standard SN-1.1 or such other standard as may replace it.

The goods shall be identified as required below to facilitate delivery, receiving and storage.  Each container shall bear the following minimum mandatory information in easily legible form:

-	Supplier’s name;

-	“Hydro-Québec” followed by the order number;

-	Item number of the order;

-	Hydro-Québec’s article code, if any;

-	Delivery address.

If the container contains several packages, each package shall also bear the above-mentioned information specific to its contents.  Each container shall have a hermetically sealed pocket in which the supplier shall deposit at least four (4) copies of the list of articles.

P.           SHIPPING

No shipment shall be made without prior specific instructions from Hydro-Québec’s representative as to the availability of the delivery location.  No shipment may be made more than two (2) months before the date required, unless Hydro-Québec’s representative provides his written authorization.

At least three (3) days before sending any shipment, full or partial, the supplier shall give written notice to the addressee indicated on the waybill.

For any shipments coming from outside Canada, the supplier shall remit to the carrier along with the waybill:

-	A duly completed “Canada Customs Invoice” specifying the following:

-	vendor’s name;

-	purchaser’s order number;

-	name and address of the addressee (to whom the goods are being shipped);

-	name and address of the purchaser (to whom the goods are sold);

-	payment currency;

-	detailed description of the goods, quantity, unit price, total;

-	total amount of the invoice;

-	a duly completed NAFTA (North American Free Trade Agreement) certificate of origin, if the goods were manufactured in the United States and/or Mexico.

8.           NOT USED

9.           GOODS, MATERIALS AND EQUIPMENT

A.           ORIGIN, QUALITY AND IMPLEMENTATION OF MATERIALS

The materials, their implementation and the execution of the work shall be consistent with the requirements of the contract.

If the quality of a material or labour is not specified, the material shall be new and of the best quality and the labour shall be performed in accordance with generally accepted standards.

Unless otherwise stipulated in the contract, the supplier may use a material equivalent to the one referred to in the contract by a trade-mark, provided the substitution is previously authorized in writing by Hydro-Québec.

Hydro-Québec’s representative will accept or refuse the equivalent material within a time frame which will depend on the information to be obtained and the trials, tests and checks necessary to evaluate the proposed material.

The supplier shall submit the equivalent material for approval by Hydro-Québec’s representative on a timely basis to avoid any delay in the performance of the work.

B.           NOT USED

C.   GOODS, MATERIALS AND EQUIPMENT MADE AVAILABLE TO THE SUPPLIER BY HYDRO-QUÉBEC

The supplier shall be responsible for the maintenance, safekeeping and control of all goods, materials or equipment made available to it by Hydro-Québec and shall use same solely for the purposes for which they were intended.

The supplier must at all times be in a position to report to Hydro-Québec’s representative on the use and condition of such goods, materials and equipment.

10.           NOT USED

11.           LIABILITY OF THE SUPPLIER

The supplier shall be liable to Hydro-Québec for the proper performance of the contract.

It shall also be liable for any damages resulting from such performance, save damages for loss of profits or income, loss of use of the goods supplied under this contract or of any related equipment, interest and other charges on borrowed money and the costs of any interruption.  However, the supplier’s liability to Hydro-Québec shall be limited to $[XX] or another sum equivalent to the contract price if same exceeds $[XX].

It shall defend Hydro-Québec against any claims or lawsuits stemming from the contract and the execution of the work and shall indemnify and hold it harmless with respect to capital, interest and the indemnity stipulated in the Civil Code of Quebec, costs of expert reports and costs of any other nature, any judgment pronounced against it and, where applicable, shall obtain a discharge of any legal hypothec related to the performance of the contract.

12.           CONTROLLED PRODUCTS

In the framework of the application of the Hazardous Products Act, R.S.C. (1985), c. H-3, the supplier is responsible for determining whether the goods or part thereof are controlled products.

Before delivery, the supplier shall forward to Hydro-Québec’s representative a list of the controlled products, in duplicate, and the relevant safety data sheets, in French, for each such product.

The supplier shall be liable for all costs incurred due to its failure to provide the required information on a timely basis.

13.           ENVIRONMENTAL PROTECTION

The supplier shall comply with all laws and regulations applicable in Quebec concerning the protection of the environment. It shall be responsible for preventing pollution or any nuisance that could be caused by the products, services and activities arising from this contract.  In that regard it shall, at its expense, take all necessary steps to protect the environment and prevent any form of pollution or nuisance.  In addition, it shall ensure that it has properly trained personnel who can take action in the event of an environmental emergency.

The supplier shall notify Hydro-Québec’s representative as quickly as possible of any environmental incident, non-compliance or emergency that arises in the framework of the performance of the obligations under this contract.

Furthermore, it shall comply with the environmental provisions set out in the specific clauses of this contract.

14.           PAYMENT

Payment of the contract price shall be made thirty (30) days following receipt of the equipment at the delivery point or receipt of the invoice, whichever is later.

At any time, Hydro-Québec may set-off any debt owed to it by the supplier against any sums it may owe the supplier or any security delivered pursuant to the contract.

15.           GUARANTEE ON LABOUR AND MATERIALS

The supplier shall guarantee to Hydro-Québec that all goods and materials it has supplied will operate properly and conform to the stipulations of the contract, which guarantee shall apply for a period of eighteen (18) months following receipt of the equipment at the delivery point, unless additional guarantees and different time frames are stipulated elsewhere in the contract.  This guarantee shall be in addition to the legal warranty.

During the warranty period, upon request by Hydro-Québec, the supplier undertakes, within the time frame determined by Hydro-Québec’s representative, to repair, correct or replace all defective goods and any resulting deterioration or degradation, at its own expense, including costs of removal, shipment, replacement and reinstallation of the property required to access such goods, except, however, costs of removal, shipment, replacement and reinstallation of property other than the goods that are the subject of the contract.

In the event of a disagreement between the supplier and Hydro-Québec as to which party shall be responsible for the costs of repairs, modifications or replacement, the supplier agrees to perform such repairs, modifications or replacement diligently in accordance with the decisions of Hydro-Québec’s representative.  Failing an agreement between Hydro-Québec and the supplier as to responsibility for costs of repair, Hydro-Québec acknowledges that the fact that the supplier has performed the work required by Hydro-Québec’s representative shall not extinguish the supplier’s right to bring a legal action.

All goods thus repaired, corrected or replaced by the supplier shall be under a new guarantee of the same nature and for the same term as the original guarantee.

Should the supplier fail to repair, modify or replace the equipment at the request of Hydro-Québec’s representative, Hydro-Québec shall be entitled to perform such repairs, modifications or replacements or have them performed by a third party at the supplier’s expense.

16.           NOT USED

17.           NOT USED

18.           DEFAULT – TERMINATION

A.           DEFAULT BY SUPPLIER

If the supplier fails to comply with the provisions of the contract or the instructions of Hydro-Québec’s representative, the latter shall give it a notice of default stipulating the time period for the supplier to comply with the requirements of the contract.

If the supplier fails to comply with the notice from Hydro-Québec’s representative within the stipulated period or becomes insolvent, it shall be in default and Hydro-Québec may exercise one or all of the remedies stipulated in the clauses entitled “Withdrawal of Work from the Supplier” and “Contract Termination”.

B.           WITHDRAWAL OF WORK FROM THE SUPPLIER

If the supplier is in default under the contract, Hydro-Québec may withdraw the work which is as yet uncompleted from the supplier, without thereby releasing it from its contractual obligations, save the obligation to complete such work.

The supplier shall indemnify Hydro-Québec for all losses and damages resulting from its default and the withdrawal of the work and shall also reimburse Hydro-Québec for all costs and expenses Hydro-Québec has incurred further to such withdrawal to arrange for the full completion of the work.

C.           CONTRACT TERMINATION

Hydro-Québec shall at all times have the right to terminate the contract in whole or in part upon written notice.

If Hydro-Québec terminates the contract unilaterally without any default by the supplier, the supplier shall be entitled to the value of the work performed and the materials supplied as of the termination, less such amounts as it may owe Hydro-Québec, as well as damages, if any.

If the supplier is in default under the contract, Hydro-Québec may terminate the contract in whole or in part. The supplier shall then be entitled to the value of the work performed and the materials supplied as of the termination, less such sums as it may owe Hydro-Québec. It shall not be entitled to any damages. The supplier shall remain liable to Hydro-Québec for any loss or damages resulting from its default.

D.           NOT USED

19.           NOT USED

20.           RELEVANT DOCUMENTS

A.           ACCOUNTING PRINCIPLES

The supplier shall keep separate accounts for the cost of the work in accordance with Canadian generally accepted accounting principles.

B.           RETENTION PERIOD

The supplier shall retain all books and accounting records and the documents pertaining to the contract for three (3) years after the end of the contract. Upon request by Hydro-Québec, the retention period shall be extended.

C.           RIGHT TO INSPECT

Upon written request, the supplier shall make all books and accounting records and documents pertaining to the contract available to Hydro-Québec.  Hydro-Québec may inspect same and make any copies.

TRANSLATION

SPECIFIC CONDITIONS

Table of Contents

1.            TERM OF MASTER AGREEMENT

2.            CONTRACT REVIEW AND FOLLOW-UP

3.            APPROVAL STATUS

4.            NEW SUPPLIER

5.            QUALITY MANAGEMENT SYSTEM, ISO 9001:2000 (F1)

6.            CERTIFICATE OF REGISTRATION (F15)

7.            NOTICE OF PROCEDURE (F18)

8.            QUALITY RECORD (F21)

9.            HYDRO-QUÉBEC’S QUALITY PLAN REQUIREMENTS (F61)

10.          DECISION TO UTILIZE (F11)

11.          POST-D.U. DELIVERY AUTHORIZATION

12.          DELIVERY PERIOD

13.          LATE DELIVERY

14.          COMPLIANCE WITH QUANTITIES

15.          DELIVERY PERFORMANCE

16.          PENALTY FOR LATE DELIVERY

17.          DELIVERY ON PALLETS

18.          DELIVERY BY TRUCK

19.          DELIVERY ADDRESS

20.          INDEXING CLAUSE

21.          ENERGY LOSS VALUES

22.          PENALTY ON SURPLUS EFFECTIVE AVERAGE LOSSES

23.          QUEBEC CONTENT

24.          INVOICING OF TAXES

25.          GUARANTEE

26.          PAYMENT

27.          SUPPLY SECURITY

28.          CONTRACT ADMINISTRATION

29.          CONTRACT DOCUMENTS

1.           TERM OF MASTER AGREEMENT

The initial term of the master agreement shall be two (2) years commencing on April 1, 2006.

Hydro-Québec reserves the right to extend the master agreement for a further period of two (2) years, based on two (2) renewal options of twelve (12) months each.

For the extension, no less than three (3) months before the expiration of the master agreement, Hydro-Québec shall send written notice to the supplier of its intention to extend or not to extend the master agreement.

Within five (5) business days of the date of Hydro-Québec’s notice, the supplier shall send written notice to Hydro-Québec of its acceptance or refusal to extend the master agreement.

It shall be understood and agreed that the option to extend shall be under the same terms and conditions as those prevailing until then under the master agreement.

2.           CONTRACT REVIEW AND FOLLOW-UP

Hydro-Québec shall call the supplier to a contract review meeting before production of the first order is begun.  All of the relevant representatives from Hydro-Québec shall attend to ensure a mutual understanding of the requirements stipulated in the master agreement.

Hydro-Québec’s representatives shall be:  the technical officer for the product, the quality control officer, the materials-in-stock management officer and the master agreement administrator.

Further meetings may be called at the parties’ request.

3.           APPROVAL STATUS

If any of the products covered by the master agreement are approved products, any change to the production of the goods, such as the procurement of materials, the manufacturing or assembly location, etc. shall require prior approval from Hydro-Québec, which shall assess the impact of the change on the approval status of the goods.

Hydro-Québec’s technical officer shall determine the type testing required to extend the approval status.  The costs inherent in such tests shall be borne by Hydro-Québec.  However, if the test results do not meet the requirements, the costs of retesting shall be borne by the supplier.

The price list (taxes extra) for the type testing shall be:

[XX]

4.           NEW SUPPLIER

Clause deleted.

5.           QUALITY MANAGEMENT SYSTEM, ISO 9001:2000 (F1)

The quality management system of the product’s designer, manufacturer and installer shall be duly ISO 9001:2000 registered.

If the design or development activities form part of the contract, the exclusion of section 7.3 “Design and Development” </˃ of ISO 9001:2000 shall not be acceptable for the designer of the product.

At the specific request of Hydro-Québec’s representative, the supplier shall send him the quality manual, quality procedures and quality management system forms for the product’s designer, manufacturer and installer.

Hydro-Québec or its representative may visit the premises of the supplier and its subcontractors at any time to verify that the contract requirements are being met.

Any proposal involving the use, alteration or repair of the product which is not consistent with the contract requirements shall be submitted to Hydro-Québec’s representative.

6.           CERTIFICATE OF REGISTRATION (F15)

The supplier must hold an ISO certificate of registration issued by an accredited registrar indicating that the manufacturer and designer of the product meet the above-mentioned quality system standards.

Any change to their quality system or certification shall be sent to Hydro-Québec’s quality officer during the term of the contract.

7.           NOTICE OF PROCEDURE (F18)

Any request made by the supplier for a quality control procedure shall be made in writing and sent to Hydro-Québec’s representative.  The request shall be made in advance within a reasonable period of time, having regard to the place where the procedure will be carried out.  At least two business days are requested for local procedures.  That time frame may be several weeks for a procedure carried out in a foreign country.

The request shall specify the purpose, date and place of the procedure, the order number, the item number in the order, the material to be controlled and, where applicable, the serial number.

Hydro-Québec shall cover its representative’s costs for such procedures. However, if the control or testing results do not meet the requirements of the client and the order, or if the procedure is delayed, the repeat or waiting costs shall be covered by the supplier.

8.           QUALITY RECORD (F21)

The quality records containing any documents or objective proof which can demonstrate the conformity of the product to the contract requirements shall be retained for at least three (3) years after delivery or three (3) years after the guarantee expires, whichever is later.

The records shall be available for consultation by Hydro-Québec or its representative at all times during that period at the premises of the supplier and the subcontractors.

9.           HYDRO-QUÉBEC’S QUALITY PLAN REQUIREMENTS (F61)

This clause sets out the minimum requirements for the content of a quality plan and how it must be submitted to Hydro-Québec and managed.  A quality plan shall be required for each specific product or family of products listed in the order.

The quality plan covers all of the development, monitoring and measurement activities. In addition to the inspection and testing activities, formerly known as the “Inspection and Testing Plan” (“ITP” or “PIE”), the review activities for the requirements pertaining to the product, design and development, purchase, product preservation, etc. shall be covered therein.

Where the supplier is not also the designer, manufacturer or installer, it shall be responsible for ensuring that its subcontractors provide their quality plan in conformity with the requirements.

It shall not be necessary to resubmit a quality plan if it covers a family of products provided it has already been accepted by Hydro-Québec; and there has been no change to the product’s material, form, function or manufacturing process. However, acceptance of the quality plan shall be valid for no more than 3 years from the date of acceptance.

Upon request, the supplier shall provide Hydro-Québec with the manual, procedures, instructions and forms referred to in the quality plans, and those relating to the quality plans of the subcontractors.

1.0
GENERAL REQUIREMENTS

1.1    Issue Deadline

At least four (4) weeks prior to the commencement of realization, the supplier shall submit quality plans prepared in accordance with the requirements to Hydro-Québec’s quality officer for approval.

1.2    Revision of Quality Plan

The supplier shall keep the quality plans up to date throughout the term of the contract or the order.  Any revision made to a quality plan relating to the contract requirements shall be submitted immediately to Hydro-Québec’s quality officer for approval.

2.0	QUALITY PLAN PRESENTATION The quality plan shall include: 2.1 A cover page with:

-	The name of the supplier/manufacturer.

-	The quality plan number.

-	The revision date and number.

-	The product description.

-	The order number, master agreement number or lot number, if any.

-	The name and signature of the person responsible for approval by the supplier.

2.2    A table of contents listing the sections and their page numbers, if any, in the quality plan.

2.3    A process diagram (if required by Hydro-Québec’s quality officer); that is, a graphic representation of the development, monitoring and measurement activities, also including Hydro-Québec’s hold points.

Note:           An example of a “CQ-Ps-07/IN01” quality plan is available from Hydro-Québec’s quality officer upon request.

3.0	ACTIVITIES COVERED IN QUALITY PLAN The quality plan shall include the following activities: (If some activities do not apply, this must be explained in the quality plan.)

3.1	Review of the product requirements (contract review).

3.2	Design and development The design and development activities shall include, without limitation, the following:

3.2.1	Design and development planning (stages and responsibility for design and development)

3.2.2	Design and development inputs (Hydro-Québec order requirements, Hydro-Québec specifications, standards)

3.2.3	Design and development outputs (approval of drawings, data sheets, calculation notes)

3.2.4	Design and development review (internally and/or with the client)

3.2.5	Verification of design and development (conformity of drawings, calculation notes, testing reports compared to inputs)

3.2.6	Validation of design and development (installation tests, operating instructions)

3.2.7	Control of design and development modifications (quality notification, technical modification request (“TMR” or “DMT”))

3.3	Purchasing

3.3.1	Principal suppliers and subcontractors For each principal product or service purchased or subcontracted, the quality plan shall mention (or cite in a schedule):

-	The description of the principal products and services purchased and subcontracted.

-	The names and contact information for the suppliers and subcontractors.

-	The quality requirements sought (including the subcontractors’ quality plans).

3.3.2
Purchasing documents

The supplier’s purchasing documents shall include all the requirements stipulated in the contract documents.  Hydro-Québec or its representative may visit the premises of the supplier and its subcontractors at any time to verify that the contract requirements are being met.

3.4	Client’s property (products supplied by the client, if any).

3.5
All relevant development, monitoring and measurement operations.  Including the hold points previously identified by Hydro-Québec in its request for proposals documents and specifications.  Hydro-Québec’s representative may, when reviewing the quality plan, ask for the inclusion of additional hold points and specify the advance notice required for carrying out the procedures.

3.6	The tests, pre-delivery installation tests and testing programs (where required, including the sequence, procedures and test circuit diagrams).

3.7	The identification and traceability (where applicable, an identification and recording method to ensure the product can be traced)

3.8	Preservation of the product (packaging and handling: Hydro-Québec requirements SN-1.1 or other, if specified).

3.9	Record control (review and closure of quality record).

3.10	Issuance of decision to utilize (DU). Hold point.

4.0	CONTENT OF QUALITY PLAN

4.1
Development, monitoring and measurement activities.  (Include or refer to the activities of subcontractors, where applicable)

For each development, monitoring and measurement activity, the quality plan shall include the following information:

-	The activity and its reference number.

-	The reference documents (procedures, drawings, data sheets, technical documents reviewed by Hydro-Québec).

-	The characteristics to be controlled.

-	The acceptance criteria.

-	The monitoring and measurement frequency.

-	The title of the person in charge of the activity.

-	The expected quality records.

In addition, the quality plan shall cover the following:

4.2	The special skills of the personnel (welders, inspectors) where applicable.

4.3
The validation of the production processes and service preparation processes, if any.  (Special processes: processes where the characteristics of the product in the finished product cannot be fully verified.  For instance, welding, plating, heat treatment, non-destructive tests).

4.4	Control of the monitoring and measurement instruments (measuring and testing equipment).

4.5	Control of non-conforming products (non-conformity of supplier and Quality Notification).

4.6	Mention all requirements of the quality plan that do not apply.

10.           DECISION TO UTILIZE (F11)

The supplier shall obtain a decision to utilize from Hydro-Québec’s quality officer before any product is delivered.

If you do not know the quality officer’s name, please contact:

Pierre Guyon
Head, Electrical Apparatus
Phone:  (514) 840-3000 ext. 4915
Fax:  (514) 840-4320

11.           POST-D.U. DELIVERY AUTHORIZATION

Further to the issuance of a D.U. (decision to utilize) the supplier may ship the equipment directly if the receiving point is a store or a Hydro-Québec material distribution centre (“MDC” or “CDM”).  For any other delivery point, the supplier must have authorization from the person who signed the order, otherwise receipt may be refused and the equipment may be returned to the shipper, at its expense.

12.           DELIVERY PERIOD

The delivery period shall be between twelve (12) and fifteen (15) weeks from issuance of the order, depending on the listings.

The supplier may deliver transformers from the time the order is issued until the end of the contractual delivery period (ongoing delivery).

Any delivery which is late due to a non-conformity or which is the subject of a “Quality Notification” shall be covered by the supplier.

13.           LATE DELIVERY

If the supplier expects a delivery to be late, it shall immediately notify the person who signed the order.

14.           COMPLIANCE WITH QUANTITIES

The quantities delivered shall be identical to those indicated in the order. There shall be no changes without the prior approval of the person who signed the order.

15.           DELIVERY PERFORMANCE

Every quarter, the supplier’s delivery performance shall be measured based on the quantities per article code delivered on time.  Any breach of performance shall be subject to a penalty in accordance with section 16 “Penalty for Late Delivery”, which may even include withdrawal of the article code.  In addition, the supplier’s performance may be used as a criterion for awarding any future contracts.  Within 15 days of receipt of the delivery performance report, the supplier shall validate the results transmitted and notify Hydro-Québec of any discrepancies.

Calculation of actual delivery period:

Starting point for delivery period calculation: the date the order is issued. This date is recorded in Hydro-Québec’s SAP system and cannot be altered.  The order is sent to the supplier the same day by fax or e-mail.  The supplier is responsible for notifying the person who signed the order if there is a delay.

End point for delivery period calculation: the date of physical receipt of the equipment recorded in the SAP system.

16.           PENALTY FOR LATE DELIVERY

If the supplier fails to meet the later of the date of delivery to the F.O.B. point determined on the order and the contractual delivery period, Hydro-Québec will calculate a penalty as contractual damages without the necessity to provide proof in an amount equal to [XX]%, but in no event exceeding [XX]%, of the price (excluding shipping costs, GST, QST where applicable) to the F.O.B. point indicated on the order for each undelivered unit for each week or partial week delivery is late between the contractual date and the effective date of delivery of the said unit to the F.O.B. point.

If the supplier wishes to have the penalty waived because it was delayed for reasons beyond its control, it shall submit a written request to the contract administrator.  Hydro-Québec shall notify the supplier in writing within ten (10) days of its acceptance or refusal of the request.

Penalties shall be compiled quarterly with the delivery performance report. Penalties shall be paid to Hydro-Québec once a year.

17.           DELIVERY ON PALLETS

The equipment shall be delivered on pallets open on four (4) sides, built and sized for the equipment they will support.  They shall be manufactured of hardwood and the equipment shall be packaged in accordance with standards (use of metal straps is prohibited) but not exceeding the exterior dimensions of the pallet.

Shipments that do not meet these criteria will be returned at the supplier’s expense.

18.           DELIVERY BY TRUCK

Equipment shall only be delivered on OPEN trucks.

19.           DELIVERY ADDRESS

Deliveries shall be made to the following addresses:

CDM St-Hyacinthe
7300 Avenue Choquette
St-Hyacinthe, Quebec
J2S 8S7

CDM Quebec
2600 Rue Decelles
Quebec City, Quebec
G2C 1R1

The exact addresses shall appear on each order under contract.

20.           INDEXING CLAUSE

For purposes of this contract, the basic unit price for each item shall be subject to an upward or downward adjustment based on the following formula for orders in each of the eight (8) quarters corresponding to the contract term commencing as of April 1, 2006:

[XX]

Notes:

For purposes of calculating the indexing factor, the months of November 2005, October 2005 and December 2005 shall respectively be deemed as the month of opening and the months preceding and following the opening of the tenders.

If, when the orders are issued, the indexes required to calculate the price have not been published, the successful tenderer may issue an initial invoice based on the prices in force in the previous period.

The calculations shall be made as of the initial publication of the last index required for each calculation; the revisions already made to the indexes for the prior months shall be taken into account, but the subsequent revisions of the indexes shall not be taken into account.

The exchange rate used for a given month shall correspond to the monthly average of the noon rates for US$ expressed in CA$.

Indexing calculations shall be made to at least four decimal points.

21.           ENERGY LOSS VALUES

The economic value of energy losses during the contract term shall be:

[XX]

22.           PENALTY ON SURPLUS EFFECTIVE AVERAGE LOSSES

Where, for a given item, the average effective losses referred to above exceed the specified losses, the amount of the penalty shall be calculated as follows:

[XX]

23.           QUEBEC CONTENT

Validation of contractual Quebec content

If an award is made that includes contractual Quebec content, Hydro-Québec shall proceed to validate same and it shall be determined by Hydro-Québec.  This shall include, in particular, an audit of the manufacturing process used by the successful tenderer and its subcontractors, the provenance of the materials and services and the successful tenderer’s actual outlays.  As the Quebec content aspects are gradually attained, the successful tenderer shall be granted the percentages associated with these aspects.  For that purpose, Hydro-Québec may require interim reports.  At the end of the production phase, the successful tenderer shall submit a final report on the Quebec content reached.

The successful tenderer shall keep accounting records consistent with generally accepted accounting principles for all such outlays invoiced.  The successful tenderer shall retain all supporting documentation regarding Quebec content until final payment.

On forty-eight (48) hours’ notice, the successful tenderer shall allow Hydro-Québec access to all its accounting documentation relating to Quebec content and to copy and take excerpts of same.

Penalty for failure to meet contractual Quebec content

If the successful tenderer fails to meet the contractual Quebec content percentage, a penalty calculated on the contract price, excluding GST and QST, for the product for which the contractual Quebec content has not been met shall be determined based on the following formula:

[XX]

24.           INVOICING OF TAXES

On each invoice, the goods and services tax (G.S.T.) and Quebec sales tax (Q.S.T.) at the legal rates in force shall be indicated separately.

The registration number for G.S.T. purposes and the registration number for Q.S.T. purposes shall also appear on each invoice.

If the successful tenderer fails to comply with these requirements, Hydro-Québec may refuse the invoice and return it for correction or rectification.

25.           GUARANTEE

Not Used

26.           PAYMENT

Not used

27.           SUPPLY SECURITY

Whenever delivery is compromised in the short or medium term (raw materials supply problem, strike, lockout, calamity, earthquake, etc.) the supplier shall forward the contingency plan it plans to follow to the contract administrator within ten (10) days of the occurrence of the problem.

To offset any risk of a shortage and further to the sending of the contingency plan explaining why the supplier can no longer accept orders, Hydro-Québec reserves the right in such instance to obtain its supplies elsewhere during such period as may be necessary pending resumption of normal deliveries by the supplier.

The supplier may not claim to have sustained a loss of profits or claim compensation or an extension of its contract on the pretext that Hydro-Québec did not order a minimum volume of its needs.

28.           CONTRACT ADMINISTRATION

Marc Desautels
Advisor – Contract Management
Supply Agreements
Strategic Goods
Procurement Branch, 7th Floor
855 Ste-Catherine St. East,
Montreal, Quebec  H2L 4P5

Phone:  (514) 840-3000 ext. 6765
Fax:  (514) 840-3322
Email: Desautels.Marc@hydro.qc.ca

29.           CONTRACT DOCUMENTS

This contract is consistent with our request for proposals no. 11954845 dated October 24, 2005, your tender no. 6100098418 dated November 23, 2005, our correspondence dated January 10 and 31, 2006 and March 9, 2006 and your correspondence dated December 21, 2005, January 12, 2006, February 7 and 24, 2006 and March 1 and 23, 2006.

A           REQUEST FOR AMENDMENT – MASTER AGREEMENT OR ORDER
Supply Agreement - Strategic Goods and Information Technologies

SUPPLIER:	Pioneer Transformers Ltd. 612 Chemin Bernard, P.O. Box 272 Granby QC J2G 8E5	DATE: 2008/03/04

Amendment No. 1	Contract No. 4600010831	Order No.	Hydro-Québec Official Marc Desautels	Tel: 514-840-3000 ext. 6765 Fax: 514-840-3322
A – CURRENT AMENDMENT
Extension of the master agreement, under the same business conditions, for a further period of 24 months, namely from April 1, 2008 to March 31, 2010.
B- SUPPLIER
[x] [ ] [ ]
We agree to perform the requested amendment on the same terms and conditions as the above-mentioned contract, it being agreed that this request does not constitute a firm undertaking by Hydro-Québec and that the mere authorization to proceed in “C”, approved by the Hydro-Québec contract official, will allow the supplier to proceed.

Delivery date:                                                                (signed)                                           25-3-08
Signature                                       Date
We refuse to perform the requested change
Signature                                       Date
Not applicable

C- AUTHORIZATION TO PROCEED
You are authorized to proceed with this change immediately H.Q. Official Signature Issue date
c.c. Supplier, Quality Assurance (CQ)

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HYDRO QUÉBEC	Contract

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